UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2008

INOVA TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(STATE OF	(COMMISSION FILE	(IRS EMPLOYER
INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

233 Wilshire Boulevard, Suite 400, Santa Monica, California  90401

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800 757 9808

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2008, Inova’s Board of Directors resolved to divide the Company’s preferred shares into two series, Series A and Series B. The resolution provides that the number of authorized shares of Preferred Stock, Series B is 1,5000,000 shares and that the Company must redeem the shares within three years of their issuance. The method of redemption is at the Company’s discretion.

The terms of the Preferred Stock, Series B will be filed as a certificate of designation with the Nevada Secretary of State.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: September 9, 2008	By:	/s/ Adam Radly
Adam Radly
Chairman and Chief Executive Officer